UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 15, 2007
(Date of earliest event reported)

USG CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8864 (Commission File Number)	36-3329400 (IRS Employer Identification No.)
125 South Franklin Street, Chicago, Illinois 60606-4678
(Address of principal executive offices, including zip code)
(312) 606-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 8.01 Other Events
     On March 15, 2007, USG Corporation, a Delaware corporation (the “Company”), entered into an Underwriting Agreement with Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein, for the sale by the Company to the public of 8,230,500 shares of its common stock, par value $0.10 per share, and associated preferred stock purchase rights. The offering is scheduled to close on March 21, 2007, subject to customary closing conditions. The Company has granted the underwriters a one-time option exercisable for thirty days from the date of the Underwriting Agreement to purchase 1,234,575 additional shares of its common stock to cover over-allotments.
     This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated March 15, 2007, between USG Corporation and Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the underwriters named therein.

5.1	Opinion of Jones Day.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION

By:	/s/ Richard H. Fleming

Richard H. Fleming,
Executive Vice President and
Chief Financial Officer
Dated: March 16, 2007

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated March 15, 2007, between USG Corporation and Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the underwriters named therein.

5.1	Opinion of Jones Day.